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[logo] PRICEWATERHOUSECOOPERS                                       Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 1999 relating to the consolidated financial statements and financial statement schedule of Aironet Wireless Communications, Inc. and Subsidiaries as of March 31, 1998 and 1999 and for the three years in the period ended March 31, 1999, which appears in the Aironet Wireless Communications, Inc. and Subsidiaries' Registration Statement on Form S-1 (File No. 333-78507).


                                             /s/ PricewaterhouseCoopers LLP
                                                ----------------------------
                                                 PricewaterhouseCoopers LLP

Cleveland, Ohio
December 3, 1999